Exhibit 99

Post Office Box 216 307 North Defiance Street Archbold, Ohio 43502	NEWS RELEASE

Company Contact:	Investor and Media Contact:
Lars B. Eller President and Chief Executive Officer Farmers & Merchants Bancorp, Inc. (419) 446-2501 leller@fm.bank	Andrew M. Berger Managing Director SM Berger & Company, Inc. (216) 464-6400 andrew@smberger.com

Farmers & Merchants Bancorp, Inc. Reports

2024 Second-Quarter and Year-to-Date Financial Results

ARCHBOLD, OHIO, August 1, 2024, Farmers & Merchants Bancorp, Inc. (Nasdaq: FMAO) today reported financial results for the 2024 second quarter and year-to-date ended June 30, 2024.

2024 Second Quarter Financial and Operating Highlights (on a year-over-year basis unless noted):

•
85 consecutive quarters of profitability
•
Net income was $5.7 million, or $0.42 per basic and diluted share
•
Proceeds from collateral sales of $6.4 million were received from an agricultural based relationship. The proceeds enabled paydowns and payoffs on nonaccrual loans during the second quarter that included $5.3 million in principal paydown, and $1.0+ million pre-tax benefit to interest and fee income
•
Net interest income after provision for credit losses increased 6.8% from December 31, 2023, primarily due to a stabilizing net interest margin, solid asset quality and the collection of a nonaccrual loan
•
Net interest margin, adjusted for the collection of a nonaccrual loan, improved 2 basis points from the 2024 first quarter
•
Total loans increased 1.75% to $2.56 billion at June 30, 2024
•
Total cash and cash equivalents increased by $121.9 million, or 171% to $193.1 million
•
Total assets increased 5.6% to a record $3.32 billion
•
Deposits increased 7.0% to a record $2.64 billion
•
F&M joins OHIO HOMEBUYER PLUS Saver program, helping perspective Ohio home buyers save for a home purchase over the next five years by offering a higher than market interest rate to qualified depositors
•
Stockholders’ equity increased 5.9% to a record $322.7 million
•
Asset quality at historically strong levels with nonperforming loans of only $2.5 million at June 30, 2024, compared to $19.4 million at March 31, 2024 and $6.3 million at June 30, 2023
•
Allowance for credit losses was 1,016% of nonperforming loans

Lars B. Eller, President and Chief Executive Officer, stated, “Our second quarter results reflect the talent of our associates, as we continue to work hard to drive operating improvements at F&M, serve our local Ohio, Indiana, and Michigan communities, and position F&M for long-term success. As a result, F&M produced its 85thconsecutive quarter of profitability, ended the quarter with a historically low level of nonperforming loans, and we are on pace to pay a record amount of dividends per share in 2024.”

Mr. Eller continued, “As expected, profitability and asset quality benefited during the second quarter from a refinance and paydown on a $16.2 million agricultural based relationship that was in nonaccrual status. Even without this added benefit, core levels of profitability, including our net interest margin, improved over the past three months as we remain focused on maintaining excellent underwriting standards, managing our cost of funds, and controlling operating expenses. In addition, I am encouraged by the year-over-year and sequential improvement in our efficiency ratio as we continue to pursue opportunities that manage operating costs and expand productivity.”

Income Statement

Net income for the 2024 second quarter ended June 30, 2024, was $5.7 million, compared to $6.0 million for the same period last year. Net income per basic and diluted share for the 2024 second quarter was $0.42, compared to $0.44 for the same period last year. Net income for the 2024 first half ended June 30, 2024, was $11.0 million, compared to $12.5 million for the same period last year. Net income per basic and diluted share for the 2024 first half was $0.81, compared to $0.92 for the same period last year.

“I am pleased with the progress we are making in a difficult operating environment managing our cost of funds, loan pricing, deposit growth and overall net interest margin. Since the December 31, 2023 quarter, our yield on earning assets has increased by 29 basis points, compared to a 16 basis point increase in our cost of interest bearing liabilities. In fact, over the past three consecutive quarters, our yield on earning assets has outpaced our cost of interest bearing liabilities. We expect this trend will continue as more of our loan portfolio reprices in 2024. In addition, with expected flat loan growth in 2024, we continue to enhance liquidity levels and at June 30, 2024, we had $193.1 million in cash and cash equivalents, compared to $71.2 million at June 30, 2023. We also continue to make progress growing deposits with a prudent focus on managing the interest rates on deposit accounts. On a year-over-year basis, total deposits increased 7.0% to a record $2.64 billion,” continued Mr. Eller.

Deposits

At June 30, 2024, total deposits were $2.64 billion, an increase of 7.0% from June 30, 2023. The Company’s cost of interest-bearing liabilities was 3.18% for the quarter ended June 30, 2024, compared to 2.35% for the quarter ended June 30, 2023, and 3.02% for the 2023 fourth quarter ended December 31, 2023.

Loan Portfolio and Asset Quality

Mr. Eller concluded, “Our asset quality remains at historically strong levels, with only $2.5 million of nonperforming assets, compared to total assets of $3.32 billion at June 30, 2024. With nonperforming assets at unprecedented low levels, we expect trends to normalize in the coming quarters, especially as economic uncertainty remains elevated. In addition, we are starting to see some early signs of stress within our consumer lending and home loan portfolios, as higher insurance premiums and larger property taxes compound inflationary trends that have impacted consumers over the past several years. We continue to proactively monitor our loan portfolio for any signs of stress, including engaging independent third parties to review our loan portfolio. Overall, F&M is in a strong financial and operating position that we believe is well positioned to create lasting value for our communities, customers, team members, and shareholders.”

Total loans, net at June 30, 2024, increased 1.75%, or by $43.9 million to $2.56 billion, compared to $2.52 billion at June 30, 2023. The year-over-year improvement resulted from the contribution of continued organic loan growth.

F&M continues to closely monitor its loan portfolio with a particular emphasis on higher risk sectors. Nonperforming loans were $2.5 million, or 0.10% of total loans at June 30, 2024, compared to $6.3 million, or 0.25% of total loans at June 30, 2023, and $22.4 million, or 0.87% at December 31, 2023. As expected, one large relationship in nonaccrual status last quarter was made current in the second quarter, resulting in a $5.3 million paydown in principal on the relationship, with another $3.8 million in principal balances expected to be retired in the third quarter.

F&M maintains a well-balanced, diverse and high performing CRE portfolio. CRE loans represented 50.9% of the Company’s total loan portfolio at June 30, 2024. In addition, F&M’s commercial real estate office credit exposure represented 5.3% of the Company's total loan portfolio at June 30, 2024, with a weighted average loan-to-value of approximately 63.1% and an average loan of approximately $900,000.

F&M’s CRE portfolio included the following categories at June 30, 2024:

CRE Category	Dollar Balance	Percent of CRE Portfolio	Percent of Total Loan Portfolio
Industrial	$261,436	20.1%	10.2%
Multi-family	225,638	17.3%	8.8%
Retail	221,011	17.0%	8.6%
Hotels	144,548	11.1%	5.6%
Office	135,607	10.4%	5.3%
Gas Stations	63,077	4.8%	2.5%
Food Service	45,976	3.5%	1.8%
Development	34,757	2.7%	1.4%
Senior Living	30,050	2.3%	1.2%
Auto Dealers	25,025	1.9%	1.0%
Other	116,473	8.9%	4.5%
Total CRE	$1,303,598	100.0%	50.9%

* Numbers have been rounded

At June 30, 2024, the Company’s allowance for credit losses to nonperforming loans was 1,016%, compared to 395.71% at June 30, 2023, and 111.95% at December 31, 2023. The allowance to total loans was 0.99% at June 30, 2024, compared to 0.99% at June 30, 2023. Including accretable yield adjustments, associated with the Company’s recent acquisitions, F&M’s allowance for credit losses to total loans was 1.10% at June 30, 2024, compared to 1.20% at June 30, 2023.

Stockholders’ Equity and Dividends

Total stockholders’ equity increased 5.9% to $322.7 million at June 30, 2024, from $304.7 million at June 30, 2023. At June 30, 2024, the Company had a Tier 1 leverage ratio of 8.02%, compared to 9.85% at June 30, 2023.

Based on a regulatory basis, tangible stockholders’ equity increased to $259.9 million at June 30, 2024, compared to $248.3 million at June 30, 2023. On a per share basis, tangible stockholders’ equity at June 30, 2024, was $19.00 per share, compared to $18.21 per share at June 30, 2023.

For the six months ended June 30, 2024, the Company has declared cash dividends of $0.44 per share, which is a 4.8% increase over the same period last year. F&M is committed to returning capital to shareholders and has increased the annual cash dividend for 29 consecutive years. For the six months ended June 30, 2024, the dividend payout ratio was 53.89% compared to 45.44% for the same period last year.

About Farmers & Merchants State Bank:

Farmers & Merchants Bancorp, Inc. (Nasdaq: FMAO) is the holding company of F&M Bank, a local independent community bank that has been serving its communities since 1897. F&M Bank provides commercial banking, retail banking and other financial services. Our locations are in Butler, Champaign, Fulton, Defiance, Hancock, Henry, Lucas, Shelby, Williams, and Wood counties in Ohio. In Northeast Indiana, we have offices located in Adams, Allen, DeKalb, Jay, Steuben and Wells counties. The Michigan footprint includes Oakland County, and we have Loan Production Offices in West Bloomfield, Michigan; Muncie, Indiana; and Perrysburg and Bryan, Ohio.

Safe Harbor Statement

Farmers & Merchants Bancorp, Inc. (“F&M”) wishes to take advantage of the Safe Harbor provisions included in the Private Securities Litigation Reform Act of 1995. Statements by F&M, including management’s expectations and comments, may not be based on historical facts and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21B of the Securities Exchange Act of 1934, as amended. Actual results could vary materially depending on risks and uncertainties inherent in general and local banking conditions, competitive factors specific to markets in which F&M and its subsidiaries operate, future interest rate levels, legislative and regulatory decisions, capital market conditions, or the effects of the COVID-19 pandemic, and its impacts on our credit quality and business operations, as well as its impact on general economic and financial market conditions. F&M assumes no responsibility to update this information. For more details, please refer to F&M’s

SEC filing, including its most recent Annual Report on Form 10-K and quarterly reports on Form 10-Q. Such filings can be viewed at the SEC’s website, www.sec.gov or through F&M’s website www.fm.bank.

Non-GAAP Financial Measures

This press release includes disclosure of financial measures not prepared in accordance with generally accepted accounting principles in the United States (GAAP). A non-GAAP financial measure is a numerical measure of historical or future financial performance, financial position or cash flows that excludes or includes amounts that are required to be disclosed by GAAP. Farmers & Merchants Bancorp, Inc. believes that these non-GAAP financial measures provide both management and investors a more complete understanding of the underlying operational results and trends and Farmers & Merchants Bancorp, Inc.’s marketplace performance. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the numbers prepared in accordance with GAAP. A reconciliation of GAAP to non-GAAP financial measures is included within this press release.

FARMERS & MERCHANTS BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME & COMPREHENSIVE INCOME

(Unaudited) (in thousands of dollars, except per share data)

	Three Months Ended					Six Months Ended
	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	June 30, 2024	June 30, 2023
Interest Income
Loans, including fees	$36,593	$35,200	$34,493	$33,783	$31,365	$71,793	$61,068
Debt securities:
U.S. Treasury and government agencies	1,148	1,045	987	1,005	1,030	2,193	2,098
Municipalities	389	394	397	392	401	783	809
Dividends	327	333	365	246	148	660	271
Federal funds sold	7	7	8	6	9	14	30
Other	2,702	1,675	2,020	927	424	4,377	903
Total interest income	41,166	38,654	38,270	36,359	33,377	79,820	65,179
Interest Expense
Deposits	16,488	15,279	15,015	13,323	10,434	31,767	18,585
Federal funds purchased and securities sold under agreement to repurchase	276	284	293	349	427	560	832
Borrowed funds	2,742	2,689	2,742	2,741	2,113	5,431	3,393
Subordinated notes	285	284	285	284	285	569	569
Total interest expense	19,791	18,536	18,335	16,697	13,259	38,327	23,379
Net Interest Income - Before Provision for Credit Losses	21,375	20,118	19,935	19,662	20,118	41,493	41,800
Provision for Credit Losses - Loans	605	(289)	278	460	143	316	960
Provision for Credit Losses - Off Balance Sheet Credit Exposures	(18)	(266)	189	(76)	(129)	(284)	(67)
Net Interest Income After Provision for Credit Losses	20,788	20,673	19,468	19,278	20,104	41,461	40,907
Noninterest Income
Customer service fees	189	598	415	248	369	787	669
Other service charges and fees	1,085	1,057	1,090	1,133	1,092	2,142	2,120
Interchange income	1,330	1,429	1,310	1,266	1,323	2,759	2,742
Loan servicing income	513	539	666	502	1,179	1,052	3,237
Net gain on sale of loans	314	107	230	294	108	421	175
Increase in cash surrender value of bank owned life insurance	236	216	216	221	201	452	397
Net loss on sale of available-for-sale securities	-	-	-	-	-	-	(891)
Total noninterest income	3,667	3,946	3,927	3,664	4,272	7,613	8,449

FARMERS & MERCHANTS BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME & COMPREHENSIVE INCOME (continued)

(Unaudited) (in thousands of dollars, except per share data)

	Three Months Ended					Six Months Ended
	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	June 30, 2024	June 30, 2023
Noninterest Expense
Salaries and wages	7,589	7,846	6,981	6,777	6,500	15,435	13,157
Employee benefits	2,112	2,171	1,218	2,066	2,071	4,283	4,236
Net occupancy expense	999	1,027	1,187	950	840	2,026	1,696
Furniture and equipment	1,407	1,353	1,370	1,189	1,211	2,760	2,463
Data processing	448	500	785	840	796	948	1,522
Franchise taxes	265	555	308	434	379	820	745
ATM expense	397	473	665	640	683	870	1,306
Advertising	519	530	397	865	830	1,049	1,344
Net (gain) loss on sale of other assets owned	(49)	-	86	49	-	(49)	-
FDIC assessment	507	580	594	586	496	1,087	802
Servicing rights amortization - net	187	168	182	106	164	355	323
Loan expense	251	229	246	241	233	480	568
Consulting fees	198	186	192	179	231	384	461
Professional fees	527	445	331	358	325	972	741
Intangible asset amortization	444	445	446	445	444	889	889
Other general and administrative	1,495	1,333	1,532	1,319	1,641	2,828	3,522
Total noninterest expense	17,296	17,841	16,520	17,044	16,844	35,137	33,775
Income Before Income Taxes	7,159	6,778	6,875	5,898	7,532	13,937	15,581
Income Taxes	1,477	1,419	1,332	1,121	1,531	2,896	3,114
Net Income	5,682	5,359	5,543	4,777	6,001	11,041	12,467
Other Comprehensive Income (Loss) (Net of Tax):
Net unrealized gain (loss) on available- for-sale securities	2,531	(1,995)	13,261	(4,514)	(5,996)	536	2,034
Reclassification adjustment for realized loss on sale of available-for-sale securities	-	-	-	-	-	-	891
Net unrealized gain (loss) on available- for-sale securities	2,531	(1,995)	13,261	(4,514)	(5,996)	536	2,925
Tax expense (benefit)	531	(418)	2,784	(947)	(1,260)	113	614
Other comprehensive income (loss)	2,000	(1,577)	10,477	(3,567)	(4,736)	423	2,311
Comprehensive Income	$7,682	$3,782	$16,020	$1,210	$1,265	$11,464	$14,778
Basic Earnings Per Share	$0.42	$0.39	$0.41	$0.35	$0.44	$0.81	$0.92
Diluted Earnings Per Share	$0.42	$0.39	$0.41	$0.35	$0.44	$0.81	$0.92
Dividends Declared	$0.22	$0.22	$0.22	$0.21	$0.21	$0.44	$0.42

FARMERS & MERCHANTS BANCORP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited) (in thousands of dollars, except share data)

	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023
	(Unaudited)	(Unaudited)		(Unaudited)	(Unaudited)
Assets
Cash and due from banks	$191,785	$186,541	$140,917	$151,711	$69,760
Federal funds sold	1,283	1,241	1,284	1,471	1,433
Total cash and cash equivalents	193,068	187,782	142,201	153,182	71,193

Interest-bearing time deposits	3,221	2,735	2,740	2,989	3,485
Securities - available-for-sale	365,209	347,516	358,478	348,255	363,225
Other securities, at cost	14,721	14,744	17,138	16,995	17,535
Loans held for sale	1,628	2,410	1,576	1,039	1,459
Loans, net of allowance for credit losses of $25,270 6/30/24 and $25,024 12/31/23	2,534,468	2,516,687	2,556,167	2,504,329	2,490,883
Premises and equipment	34,507	35,007	35,790	31,723	30,398
Construction in progress	38	9	8	3,044	2,290
Goodwill	86,358	86,358	86,358	86,358	86,358
Loan servicing rights	5,504	5,555	5,648	5,687	5,635
Bank owned life insurance	34,359	34,123	33,907	33,691	33,470
Other assets	49,552	54,628	43,218	47,388	41,512
Total Assets	$3,322,633	$3,287,554	$3,283,229	$3,234,680	$3,147,443

Liabilities and Stockholders' Equity

Liabilities
Deposits
Noninterest-bearing	$479,069	$510,731	$528,465	$505,358	$488,678
Interest-bearing
NOW accounts	821,145	829,236	816,790	778,133	770,113
Savings	673,284	635,430	599,191	591,344	581,192
Time	667,592	645,985	663,017	700,445	628,757
Total deposits	2,641,090	2,621,382	2,607,463	2,575,280	2,468,740

Federal funds purchased and securities sold under agreements to repurchase	27,218	28,218	28,218	30,527	51,567
Federal Home Loan Bank (FHLB) advances	266,102	256,628	265,750	266,286	266,818
Subordinated notes, net of unamortized issuance costs	34,759	34,731	34,702	34,673	34,644
Dividend payable	2,975	2,975	2,974	2,838	2,834
Accrued expenses and other liabilities	27,825	25,930	27,579	21,892	18,177
Total liabilities	2,999,969	2,969,864	2,966,686	2,931,496	2,842,780

Commitments and Contingencies

Stockholders' Equity
Common stock - No par value 20,000,000 shares authorized; issued and outstanding 14,564,425 shares 6/30/24 and 12/31/23	135,829	135,482	135,515	135,171	135,647
Treasury stock - 884,481 shares 6/30/24 and 899,784 shares 12/31/23	(11,006)	(10,851)	(11,040)	(11,008)	(11,298)
Retained earnings	226,430	223,648	221,080	218,510	216,236
Accumulated other comprehensive loss	(28,589)	(30,589)	(29,012)	(39,489)	(35,922)
Total stockholders' equity	322,664	317,690	316,543	303,184	304,663
Total Liabilities and Stockholders' Equity	$3,322,633	$3,287,554	$3,283,229	$3,234,680	$3,147,443

FARMERS & MERCHANTS BANCORP, INC. AND SUBSIDIARIES

SELECT FINANCIAL DATA

	For the Three Months Ended					For the Six Months Ended
Selected financial data	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	June 30, 2024	June 30, 2023
Return on average assets	0.69%	0.66%	0.67%	0.59%	0.77%	0.67%	0.81%
Return on average equity	7.13%	6.76%	7.27%	6.26%	7.84%	6.94%	8.21%
Yield on earning assets	5.22%	5.00%	4.93%	4.79%	4.53%	5.11%	4.47%
Cost of interest bearing liabilities	3.18%	3.06%	3.02%	2.82%	2.35%	3.12%	2.10%
Net interest spread	2.04%	1.94%	1.91%	1.97%	2.18%	1.99%	2.37%
Net interest margin	2.71%	2.60%	2.57%	2.59%	2.73%	2.66%	2.87%
Efficiency	69.03%	74.08%	69.23%	73.07%	69.06%	71.50%	66.04%
Dividend payout ratio	52.35%	55.52%	54.23%	60.07%	47.22%	53.89%	45.44%
Tangible book value per share (1)	19.00	18.75	18.60	$18.36	$18.21
Tier 1 leverage ratio	8.02%	8.40%	8.20%	8.02%	9.85%
Average shares outstanding	13,681,501	13,671,166	13,665,773	13,650,823	13,632,440	13,676,333	13,624,094

(1) Tangible Equity = Stockholder Equity less goodwill, other intangibles (core deposit intangible, mortgage servicing rights and unrealized gain/loss on securities) plus CECL adjustment

Loans	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023
(Dollar amounts in thousands)
Commercial real estate	$1,303,598	$1,304,400	$1,337,766	$1,304,118	$1,280,902
Agricultural real estate	222,558	227,455	223,791	225,672	230,837
Consumer real estate	525,902	525,178	521,895	512,973	506,866
Commercial and industrial	268,426	256,051	254,935	250,891	253,444
Agricultural	142,909	127,670	132,560	123,735	128,344
Consumer	70,918	74,819	79,591	83,024	88,312
Other	26,449	26,776	30,136	31,083	28,996
Less: Net deferred loan fees costs andd other (2)	(1,022)	(982)	517	(1,890)	(1,908)
Total loans, net	$2,559,738	$2,541,367	$2,581,191	$2,529,606	$2,515,793

(2) Includes carrying value adjustments of $612 thousand as of June 30, 2024, $969 thousand as of March 31, 2024 and $2.7 million as of December 31, 2023 related to interest rate swaps associated with fixed rate loans

FARMERS & MERCHANTS BANCORP, INC. AND SUBSIDIARIES

SELECT FINANCIAL DATA (continued)

Asset quality data	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023
(Dollar amounts in thousands)
Nonaccrual loans	$2,487	$19,391	$22,353	$22,447	$6,295
90 day past due and accruing	$-	$-	$-	$-	$-
Nonperforming loans	$2,487	$19,391	$22,353	$22,447	$6,295
Other real estate owned	$-	$-	$-	$-	$-
Nonperforming assets	$2,487	$19,391	$22,353	$22,447	$6,295

Allowance for credit losses	$25,270	$24,680	$25,024	$25,277	$24,910
Allowance for unfunded	1,928	1,946	2,212	2,023	2,099
Total allowance for credit losses	$27,198	$26,626	$27,236	$27,300	$27,009
Allowance for credit losses/ total loans	0.99%	0.97%	0.97%	1.00%	0.99%
Adjusted credit losses with accretable yield/total loans	1.10%	1.11%	1.13%	1.18%	1.20%
Net charge-offs:
Quarter-to-date	$15	$55	$454	$93	$(133)
Year-to-date	$70	$55	$551	$97	$(73)
Net charge-offs to average loans
Quarter-to-date	0.00%	0.00%	0.02%	0.00%	-0.01%
Year-to-date	0.00%	0.00%	0.02%	0.00%	0.00%
Nonperforming loans/total loans	0.10%	0.76%	0.87%	0.89%	0.25%
Allowance for credit losses/ nonperforming loans	1016.08%	127.28%	111.95%	112.61%	395.71%
NPA coverage ratio	1016.08%	127.28%	111.95%	112.61%	395.71%

FARMERS & MERCHANTS BANCORP, INC. AND SUBSIDIARIES

AVERAGE BALANCE SHEETS AND RELATED YIELDS AND RATES

(in thousands of dollars, except percentages)

	For the Three Months Ended			For the Three Months Ended
	June 30, 2024			June 30, 2023
Interest Earning Assets:	Average Balance	Interest/ Dividends	Annualized Yield/Rate	Average Balance	Interest/ Dividends	Annualized Yield/Rate
Loans	$2,556,417	$36,593	5.73%	$2,476,795	$31,365	5.07%
Taxable investment securities	391,439	1,782	1.82%	399,257	1,486	1.49%
Tax-exempt investment securities	20,907	82	1.99%	24,259	93	1.94%
Fed funds sold & other	187,682	2,709	5.77%	49,160	433	3.52%
Total Interest Earning Assets	3,156,445	$41,166	5.22%	2,949,471	$33,377	4.53%

Nonearning Assets	156,239			169,599

Total Assets	$3,312,684			$3,119,070

Interest Bearing Liabilities:
Savings deposits	$1,492,831	$10,193	2.73%	$1,356,798	$6,238	1.84%
Other time deposits	668,583	6,295	3.77%	612,929	4,196	2.74%
Other borrowed money	265,229	2,742	4.14%	215,884	2,113	3.92%
Fed funds purchased & securities
sold under agreement to repurchase	27,721	276	3.98%	39,966	427	4.27%
Subordinated notes	34,740	285	3.28%	34,625	285	3.29%
Total Interest Bearing Liabilities	$2,489,104	$19,791	3.18%	$2,260,202	$13,259	2.35%

Noninterest Bearing Liabilities	504,821			552,867

Stockholders' Equity	$318,759			$306,001

Net Interest Income and Interest Rate Spread		$21,375	2.04%		$20,118	2.18%

Net Interest Margin			2.71%			2.73%

Yields on Tax exempt securities and the portion of the tax-exempt IDB loans included in loans have been tax adjusted based on a 21% tax rate in the charts

FARMERS & MERCHANTS BANCORP, INC. AND SUBSIDIARIES

AVERAGE BALANCE SHEETS AND RELATED YIELDS AND RATES (continued)

(in thousands of dollars, except percentages)

	For the Six Months Ended			For the Six Months Ended
	June 30, 2024			June 30, 2023
Interest Earning Assets:	Average Balance	Interest/ Dividends	Annualized Yield/Rate	Average Balance	Interest/ Dividends	Annualized Yield/Rate
Loans	$2,566,765	$71,793	5.60%	$2,437,148	$61,068	5.01%
Taxable investment securities	388,225	3,468	1.79%	398,383	2,985	1.50%
Tax-exempt investment securities	21,196	168	2.01%	25,303	193	1.93%
Fed funds sold & other	149,035	4,391	5.89%	58,853	933	3.17%
Total Interest Earning Assets	3,125,221	$79,820	5.11%	2,919,687	$65,179	4.47%

Nonearning Assets	157,510			174,702

Total Assets	$3,282,731			$3,094,389

Interest Bearing Liabilities:
Savings deposits	$1,467,669	$19,600	2.67%	$1,378,518	$11,181	1.62%
Other time deposits	659,581	12,167	3.69%	596,168	7,404	2.48%
Other borrowed money	264,217	5,431	4.11%	174,171	3,393	3.90%
Fed funds purchased & securities
sold under agreement to repurchase	28,089	560	3.99%	39,409	832	4.22%
Subordinated notes	34,726	569	3.28%	34,610	569	3.29%
Total Interest Bearing Liabilities	$2,454,282	$38,327	3.12%	$2,222,876	$23,379	2.10%

Noninterest Bearing Liabilities	510,453			567,878

Stockholders' Equity	$317,996			$303,635

Net Interest Income and Interest Rate Spread		$41,493	1.99%		$41,800	2.37%

Net Interest Margin			2.66%			2.87%

Yields on Tax exempt securities and the portion of the tax-exempt IDB loans included in loans have been tax adjusted based on a 21% tax rate in the charts

FARMERS & MERCHANTS BANCORP, INC. AND SUBSIDIARIES

AVERAGE BALANCE SHEETS AND RELATED YIELDS AND RATES (continued)

(in thousands of dollars, except percentages)

	For the Three Months Ended						For the Three Months Ended
	June 30, 2024						June 30, 2023
	As Reported		Excluding Accretion/Amortization		Difference		As Reported		Excluding Accretion/Amortization		Difference
	$	Yield	$	Yield	$	Yield	$	Yield	$	Yield	$	Yield
Interest Earning Assets:
Loans	$36,593	5.73%	$35,914	5.62%	$679	0.11%	$31,365	5.07%	$30,697	4.96%	$668	0.11%
Taxable investment securities	1,782	1.82%	1,782	1.82%	-	0.00%	1,486	1.49%	1,486	1.49%	-	0.00%
Tax-exempt investment securities	82	1.99%	82	1.99%	-	0.00%	93	1.94%	93	1.94%	-	0.00%
Fed funds sold & other	2,709	5.77%	2,709	5.77%	-	0.00%	433	3.52%	433	3.52%	-	0.00%
Total Interest Earning Assets	41,166	5.22%	40,487	5.13%	679	0.09%	33,377	4.53%	32,709	4.44%	668	0.09%

Interest Bearing Liabilities:
Savings deposits	$10,193	2.73%	$10,193	2.73%	$-	0.00%	$6,238	1.84%	$6,238	1.84%	$-	0.00%
Other time deposits	6,295	3.77%	6,295	3.77%	-	0.00%	4,196	2.74%	4,291	2.80%	(95)	-0.06%
Other borrowed money	2,742	4.14%	2,747	4.14%	(5)	0.00%	2,113	3.92%	2,130	3.95%	(17)	-0.03%
Fed funds purchased and securities
sold under agreement to repurchase	276	3.98%	276	3.98%	-	0.00%	427	4.27%	427	4.27%	-	0.00%
Subordinated notes	285	3.28%	285	3.28%	-	0.00%	285	3.29%	285	3.29%	-	0.00%
Total Interest Bearing Liabilities	19,791	3.18%	19,796	3.18%	(5)	0.00%	13,259	2.35%	13,371	2.37%	(112)	-0.02%

Interest/Dividend income/yield	41,166	5.22%	40,487	5.13%	679	0.09%	33,377	4.53%	32,709	4.44%	668	0.09%
Interest Expense / yield	19,791	3.18%	19,796	3.18%	(5)	0.00%	13,259	2.35%	13,371	2.37%	(112)	-0.02%
Net Interest Spread	21,375	2.04%	20,691	1.95%	684	0.09%	20,118	2.18%	19,338	2.07%	780	0.11%
Net Interest Margin		2.71%		2.62%		0.09%		2.73%		2.63%		0.10%

Yields on Tax exempt securities and the portion of the tax-exempt IDB loans included in loans have been tax adjusted based on a 21% tax rate in the charts

FARMERS & MERCHANTS BANCORP, INC. AND SUBSIDIARIES

AVERAGE BALANCE SHEETS AND RELATED YIELDS AND RATES (continued)

(in thousands of dollars, except percentages)

	For the Six Months Ended						For the Six Months Ended
	June 30, 2024						June 30, 2023
	As Reported		Excluding Accretion/Amortization		Difference		As Reported		Excluding Accretion/Amortization		Difference
	$	Yield	$	Yield	$	Yield	$	Yield	$	Yield	$	Yield
Interest Earning Assets:
Loans	$71,793	5.60%	$70,439	5.49%	$1,354	0.11%	$61,068	5.01%	$59,733	4.90%	$1,335	0.11%
Taxable investment securities	3,468	1.79%	3,468	1.79%	-	0.00%	2,985	1.50%	2,985	1.50%	-	0.00%
Tax-exempt investment securities	168	2.01%	168	2.01%	-	0.00%	193	1.93%	193	1.93%	-	0.00%
Fed funds sold & other	4,391	5.89%	4,391	5.89%	-	0.00%	933	3.17%	933	3.17%	-	0.00%
Total Interest Earning Assets	79,820	5.11%	78,466	5.03%	1,354	0.08%	65,179	4.47%	63,844	4.38%	1,335	0.09%

Interest Bearing Liabilities:
Savings deposits	$19,600	2.67%	$19,600	2.67%	$-	0.00%	$11,181	1.62%	$11,181	1.62%	$-	0.00%
Other time deposits	12,167	3.69%	12,167	3.69%	-	0.00%	7,404	2.48%	7,958	2.67%	(554)	-0.19%
Other borrowed money	5,431	4.11%	5,454	4.13%	(23)	-0.02%	3,393	3.90%	3,428	3.94%	(35)	-0.04%
Fed funds purchased and securities
sold under agreement to repurchase	560	3.99%	560	3.99%	-	0.00%	832	4.22%	832	4.22%	-	0.00%
Subordinated notes	569	3.28%	569	3.28%	-	0.00%	569	3.29%	569	3.29%	-	0.00%
Total Interest Bearing Liabilities	38,327	3.12%	38,350	3.13%	(23)	-0.01%	23,379	2.10%	23,968	2.16%	(589)	-0.06%

Interest/Dividend income/yield	79,820	5.11%	78,466	5.03%	1,354	0.08%	65,179	4.47%	63,844	4.38%	1,335	0.09%
Interest Expense / yield	38,327	3.12%	38,350	3.13%	(23)	-0.01%	23,379	2.10%	23,968	2.16%	(589)	-0.06%
Net Interest Spread	41,493	1.99%	40,116	1.90%	1,377	0.09%	41,800	2.37%	39,876	2.22%	1,924	0.15%
Net Interest Margin		2.66%		2.57%		0.09%		2.87%		2.74%		0.13%

Yields on Tax exempt securities and the portion of the tax-exempt IDB loans included in loans have been tax adjusted based on a 21% tax rate in the charts

FARMERS & MERCHANTS BANCORP, INC. AND SUBSIDIARIES

NON-GAAP RECONCILIATION OF TANGIBLE BOOK VALUE

	Actual End of Period		Regulatory End of Period
Non-GAAP Reconciliation of Tangible Book Value	Year to Date		Year to Date
	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023

Shares Outstanding	13,679,944	13,634,912	13,679,944	13,634,912

Tangible Equity
Equity	$322,664	$304,663	$322,664	$304,663
Goodwill	86,358	86,358	86,358	86,358
Other Intangible	6,658	8,437	6,658	8,437
Comprehensive Loss Adjustment*	-	-	28,589	35,922
CECL Adjustment**	-	-	1,685	2,528
Tangible Equity	$229,648	$209,868	$259,922	$248,318
Shares Outstanding	13,680	13,635	13,680	13,635
Tangible Book Equity per Share	$16.79	$15.39	$19.00	$18.21

	Actual Average		Regulatory Average
	Year to Date		Year to Date
	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023

Net Income	$11,041	$12,467	$11,041	$12,467
Acquisition Costs - Tax Adjusted	-	147	-	147

Average Shares Outstanding	13,676,333	13,624,094	13,676,333	13,624,094

Average Tangible Equity
Average Equity	$317,996	$303,635	$317,996	$303,635
Average Goodwill	86,358	86,358	86,358	86,358
Average Other Intangible	7,167	8,942	7,167	8,942
Average Comprehensive Loss Adjustment*	-	-	31,346	34,921
Average CECL Adjustment**	-	-	1,685	2,528
Average Tangible Equity	$224,471	$208,335	$257,501	$245,784
Average Shares Outstanding	13,676	13,624	13,676	13,624
Average Tangible Book Equity per Share	$16.41	$15.29	$18.83	$18.04

Return on Average Tangible Equity	9.84%	11.97%	8.58%	10.14%
Return on Average Tangible Equity w/o Acquisition	9.84%	12.11%	8.58%	10.26%

*The Bank has adopted the Accumulated Other Comprehensive Income (AOCI) opt out election which removed AOCI from the calculation of tangible equity for regulatory purposes.

**ASU 2016-13 adopted during the first quarter of 2023. The Bank has elected to spread the capital adjustment over three years. The first year permits 75% of the capital adjustment and the second year permits 50% of the capital adjustment to be removed from the calculation of tangible equity for regulatory purposes.